Ex-23.1


                              Accountant's Consent


The Board of Directors
Mortgage.com., Inc.:




We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.




                                                  KPMG LLP



Fort Lauderdale, Florida
May 28, 1999